Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE
Dated as of April 17, 2020
by and among
TRANSDIGM INC.,
TRANSDIGM GROUP INCORPORATED,
THE GUARANTORS NAMED HEREIN,
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and US Collateral Agent
and
THE BANK OF NEW YORK MELLON,
as UK Collateral Agent
to the
INDENTURE
Dated as of February 13, 2019
by and among
TRANSDIGM, INC.
TRANSDIGM GROUP INCORPORATED,
THE GUARANTORS NAMED THEREIN,
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and US Collateral Agent
and
THE BANK OF NEW YORK MELLON,
as UK Collateral Agent

Additional $400,000,000 6.25% Senior Secured Notes due 2026 of TransDigm Inc.

This THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of April 17, 2020, among TransDigm Inc., a Delaware corporation (the “Company”), TransDigm Group Incorporated, a Delaware corporation (“Holdings”), the Guarantors party hereto (the “Guarantors”), The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”) and a notes collateral agent (the “US Collateral Agent”), and The Bank of New York Mellon, as a notes collateral agent (the “UK Collateral Agent”; each of the US Collateral Agent and the UK Collateral Agent, individually, a “Notes Collateral Agent” and, collectively, the “Notes Collateral Agents”).
RECITALS
WHEREAS, the Company, Holdings, certain of the Guarantors, the Trustee and the Notes Collateral Agents have heretofore executed and delivered an Indenture dated as of February 13, 2019 (as amended or supplemented from time to time prior to the date hereof, the “Base Indenture” and such date, the “Original Issue Date”), providing for the issuance on such date by the Company of $3,800,000,000 aggregate principal amount of the Company’s 6.25% Senior Secured Notes due 2026 (the “Initial Notes”);
WHEREAS, the Company, Holdings, certain of the Guarantors, the Trustee and the Notes Collateral Agents have heretofore executed and delivered a First Supplemental Indenture dated as of March 29, 2019 and a Second Supplemental Indenture dated as of September 24, 2019, in each case providing for certain guarantees of the Notes;
WHEREAS, Section 2.14 of the Base Indenture provides, among other things, that the Company may issue, in accordance with the terms of the Base Indenture, Additional Notes under the Base Indenture with identical terms as the Initial Notes issued on the Original Issue Date, other than with respect to the date of issuance and issue price;
WHEREAS, certain duly authorized Officers of the Company have heretofore executed and delivered to the Trustee an Officers’ Certificate dated as of the Original Issue Date establishing the terms of an additional $200,000,000 aggregate principal amount of the Company’s 6.25% Senior Secured Notes due 2026 (the “February 2019 Additional Notes” and, together with the Initial Notes, the “Existing Notes”) in accordance with Section 2.14 of the Base Indenture;
WHEREAS, the Company, Holdings and the Guarantors have entered into that certain Purchase Agreement dated as of April 13, 2020, among themselves and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers named in Schedule A thereto, pursuant to which, among other things, on the date hereof, the Company will issue an additional $400,000,000 of 6.25% Senior Secured Notes due 2026 as Additional Notes (the “April 2020 Additional Notes”);
WHEREAS, the April 2020 Additional Notes will have identical terms and conditions as the Initial Notes and the February 2019 Additional Notes, other than with respect to the date of issuance, issue price and the date from which interest will accrue;
WHEREAS, certain duly authorized Officers of the Company have heretofore executed and delivered to the Trustee an Officers’ Certificate (the “April 2020 Additional Notes Certificate”) establishing the terms of the April 2020 Additional Notes in accordance with Section 2.14 of the Base Indenture;
WHEREAS, the Company intends by this Supplemental Indenture to provide for the issuance of the April 2020 Additional Notes as Additional Notes under the Indenture;
WHEREAS, pursuant to Section 9.01(f) of the Base Indenture, the Company, the Guarantors and the Trustee are authorized to provide for the issuance of Notes issued after the Original Issue Date in accordance with the limitations set forth in the Base Indenture without the consent of any Holder;
WHEREAS, the Company, the Guarantors and the Trustee intend to execute and deliver this Supplemental Indenture to provide for the issuance of the April 2020 Additional Notes as Additional Notes under the Base Indenture without the consent of any Holder; and

WHEREAS, all things necessary to make the April 2020 Additional Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth in the April 2020 Additional Notes Certificate, this Supplemental Indenture and the Base Indenture and delivered as provided in the Base Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company, Holdings and the Guarantors under the Base Indenture to make this Supplemental Indenture a valid, binding and legal agreement of the Company, Holdings and the Guarantors, have been done.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a)    Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.

(b)    For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Base Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
APRIL 2020 ADDITIONAL NOTES

Section 2.01 Creation of the April 2020 Additional Notes.

(a)    In accordance with Section 9.01(f) of the Base Indenture, the Company hereby provides for the issuance of the April 2020 Additional Notes as Additional Notes under the Base Indenture, which shall be substantially in the form of Exhibit A to the Base Indenture, as modified by the April 2020 Additional Notes Certificate, the terms of which are hereby incorporated and made a part of this Supplemental Indenture. The April 2020 Additional Notes will be issued at an issue price of 101.00% of the principal amount thereof, plus accrued interest from March 15, 2020 to, but excluding, the date hereof. Interest on the April 2020 Additional Notes will accrue from March 15, 2020. The April 2020 Additional Notes and the Existing Notes shall be treated as a single class for all purposes under the Indenture.

(b)    On the date hereof, the Trustee shall authenticate and deliver an additional $400,000,000 of 6.25% Senior Secured Notes due 2026 upon a written order of the Company signed by two Officers or by an Officer and an Assistant Secretary of the Company in accordance with Section 2.02 of the Base Indenture. As provided in the April 2020 Additional Notes Certificate, the authentication of such April 2020 Additional Notes by the Trustee may be by manual or electronic signature, notwithstanding anything in the Base Indenture to the contrary, including, without limitation, Section 2.02 thereof.

Section 2.02 The Notes. The April 2020 Additional Notes initially will be issued in the form of Global Notes as follows:

(a)    certificate No. 144A-010 (CUSIP No. 893647 BE6 / ISIN No. US893647BE67) in the aggregate principal amount of $399,634,000; and

(b)    certificate No. S-002 (Temporary CUSIP No. U8936P AU7 / Temporary ISIN No. USU8936PAU76; Permanent CUSIP No. U8936P AQ6 / Permanent ISIN No. USU8936PAQ64) in the aggregate principal amount of $366,000.

Section 2.03 Mortgage Amendments.

(a)The Company and certain Grantors have entered into certain Mortgages (the “Existing Mortgages”) in favor of the applicable Notes Collateral Agent for the ratable benefit of the Holders of the Existing Notes as security for payment of the Notes Obligations in respect of the Existing Notes. As promptly as practicable after the date hereof and in any event within 90 days of the date hereof, the Company and such Grantors shall provide the applicable Notes Collateral Agent with amendments or amendments and restatements of such Existing Mortgages (the “Mortgage Amendments”), together with evidence that counterparts of such Mortgage Amendments have been recorded or delivered to the appropriate title insurance company for recording as promptly as practicable after the date of such delivery (such delivery to occur as promptly as practicable after the date hereof and in any event within 90 days of the date hereof), and such other documents, agreements and instruments as may be contemplated or required by Sections 9.06, 12.03 or 12.05 of the Base Indenture (to the extent applicable), and shall obtain title insurance endorsements (to the extent available) to the existing title insurance policies on such Existing Mortgages, to evidence the extension of the benefit of the first-priority security interests of the Holders of Existing Notes in such Existing Mortgages as of the date hereof to the applicable Notes Collateral Agent for the ratable benefit of the Holders of the April 2020 Additional Notes.

(b)Notwithstanding the foregoing, the amount of debt secured by each Existing Mortgage in any state that imposes a mortgage tax shall be reasonably limited to an amount not more than the sum of the Notes Obligations and outstanding Bank Indebtedness so as to avoid multiple mortgage tax assessments.

ARTICLE 3
MISCELLANEOUS

Section 3.01 Ratification of the Base Indenture; Supplemental Indenture part of Base Indenture.

The Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 3.02 New York Law to Govern.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE APRIL 2020 ADDITIONAL NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 3.03 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 3.04 Effect of Headings.

The Section headings have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.05 The Trustee and Notes Collateral Agents.

None of the Trustee or the Notes Collateral Agents shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Holdings and the Guarantors.
Section 3.06 Successors.

All agreements of the Company, Holdings and each Guarantor in this Supplemental Indenture and the April 2020 Additional Notes shall bind their respective successors. All agreements of the Trustee and the Notes Collateral Agents in this Supplemental Indenture shall bind their respective successors.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date hereof.

TRANSDIGM INC.

By:	/s/ Michael Lisman
Name: Michael J. Lisman
Title: Chief Financial Officer

TRANSDIGM GROUP INCORPORATED

By:	/s/ Michael Lisman
Name: Michael J. Lisman
Title: Chief Financial Officer

[Signature Page to the Third Supplemental Indenture - 6.25% Senior Secured Notes due 2026]

ACME AEROSPACE, INC.
ADAMS RITE AEROSPACE, INC.
AEROCONTROLEX GROUP, INC.
AIRBORNE ACQUISITION, INC.
AIRBORNE GLOBAL, INC.
AIRBORNE HOLDINGS, INC.
AIRBORNE SYSTEMS NA INC.
AIRBORNE SYSTEMS NORTH AMERICA INC.
AIRBORNE SYSTEMS NORTH AMERICA OF CA INC.
AMSAFE GLOBAL HOLDINGS, INC.
AMSAFE, INC.
ANGUS ELECTRONICS CO.
ARKWIN INDUSTRIES, INC.
ARMTEC COUNTERMEASURES CO.
ARMTEC COUNTERMEASURES TNO CO.
ARMTEC DEFENSE PRODUCTS CO.
AUXITROL WESTON USA, INC.
AVIATION TECHNOLOGIES, INC.
AVIONICS SPECIALTIES, INC.
AVISTA, INCORPORATED
AVTECHTYEE, INC.
BETA TRANSFORMER TECHNOLOGY CORPORATION
BRIDPORT HOLDINGS, INC.
BRIDPORT-AIR CARRIER, INC.
BRUCE AEROSPACE INC.
DATA DEVICE CORPORATION
DUKES AEROSPACE, INC.
ESTERLINE INTERNATIONAL COMPANY
ESTERLINE TECHNOLOGIES CORPORATION
EXTANT COMPONENTS GROUP HOLDINGS, INC.
EXTANT COMPONENTS GROUP INTERMEDIATE, INC.
HARTWELL CORPORATION
HYTEK FINISHES CO.
ILC HOLDINGS, INC.
JANCO CORPORATION
KIRKHILL INC.
KORRY ELECTRONICS CO.
LEACH HOLDING CORPORATION
LEACH INTERNATIONAL CORPORATION
LEACH TECHNOLOGY GROUP, INC.
MARATHONNORCO AEROSPACE, INC.
MASON ELECTRIC CO.
MCKECHNIE AEROSPACE DE, INC.
MCKECHNIE AEROSPACE HOLDINGS, INC.
NMC GROUP, INC.
NORTH HILLS SIGNAL PROCESSING CORP.
NORTH HILLS SIGNAL PROCESSING OVERSEAS CORP.
NORWICH AERO PRODUCTS INC.
PALOMAR PRODUCTS, INC.
PEXCO AEROSPACE, INC.
PNEUDRAULICS, INC.
RACAL ACOUSTICS, INC.
SEMCO INSTRUMENTS, INC.
SHIELD RESTRAINT SYSTEMS, INC.
SKANDIA, INC.

[Signature Page to the Third Supplemental Indenture - 6.25% Senior Secured Notes due 2026]

SKURKA AEROSPACE INC.
TA AEROSPACE CO.
TACTAIR FLUID CONTROLS, INC.
TDG ESL HOLDINGS INC.
TEAC AEROSPACE HOLDINGS, INC.
TEAC AEROSPACE TECHNOLOGIES, INC.
TEXAS ROTRONICS, INC.
YOUNG & FRANKLIN INC.

By:	/s/ Liza Sabol
Name: Liza Sabol
Title: Treasurer

[Signature Page to the Third Supplemental Indenture - 6.25% Senior Secured Notes due 2026]

17111 WATERVIEW PKWY LLC

By:	Esterline Technologies Corporation,
as its sole member
BETA TRANSFORMER TECHNOLOGY LLC

By:	Beta Transformer Technology Corporation,
as its sole member
CMC ELECTRONICS AURORA LLC

By:	Esterline Technologies Corporation,
as its sole member
ELECTROMECH TECHNOLOGIES LLC

By:	McKechnie Aerospace US LLC, as its sole member

By:	McKechnie Aerospace DE, Inc., as its sole member
ESTERLINE EUROPE COMPANY LLC

By:	Esterline Technologies Corporation,
as its sole member
ESTERLINE TECHNOLOGIES SGIP, LLC

By:	Esterline Technologies Corporation,
as its sole member
JOHNSON LIVERPOOL LLC

By:	Young & Franklin Inc., as its sole member
MCKECHNIE AEROSPACE US LLC

By:	McKechnie Aerospace DE, Inc., as its sole member
SCIOTEQ LLC

By:	TREALITY SVS LLC, as its sole member
By: Esterline Europe Company LLC, as its sole member
By: Esterline Technologies Corporation, as its sole member
SYMETRICS INDUSTRIES, LLC

By:	Symetrics Technology Group, LLC, as its sole member

By:	Extant Components Group Intermediate, Inc., as its sole member
SYMETRICS TECHNOLOGY GROUP, LLC

By:	Extant Components Group Intermediate, Inc., as its sole member
TREALITY SVS LLC
By: Esterline Europe Company LLC, as its sole member
By: Esterline Technologies Corporation, as its sole member
TRANSICOIL LLC

By:	Aviation Technologies, Inc., as its sole member

By:	/s/ Liza Sabol
Name: Liza Sabol
Title: Treasurer

[Signature Page to the Third Supplemental Indenture - 6.25% Senior Secured Notes due 2026]

AEROSONIC LLC
AVIONIC INSTRUMENTS LLC
BREEZE-EASTERN LLC
CDA INTERCORP LLC
CEF INDUSTRIES, LLC
CHAMPION AEROSPACE LLC
HARCOSEMCO LLC
SCHNELLER LLC
TELAIR US LLC
TELAIR INTERNATIONAL LLC

By:	Telair US LLC, as its sole member
WHIPPANY ACTUATION SYSTEMS, LLC

Each By:	TransDigm Inc., as its sole member

By:	/s/ Michael Lisman
Name: Michael J. Lisman
Title: Chief Financial Officer

AIRBORNE SYSTEMS NORTH AMERICA OF NJ INC.

By:	/s/ Michael Lisman
Name: Michael J. Lisman
Title: Chairman of the Board and Chief Executive Officer

BRIDPORT ERIE AVIATION, INC.

By:	/s/ Liza Sabol
Name: Liza Sabol
Title: Chairman of the Board and President

TRANSDIGM UK HOLDINGS PLC

By:	/s/ Liza Sabol
Name: Liza Sabol
Title: Director

[Signature Page to the Third Supplemental Indenture - 6.25% Senior Secured Notes due 2026]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS TRUSTEE AND US COLLATERAL AGENT

By:	/s/ Valere Boyd
Name: Valere Boyd
Title: Vice President

THE BANK OF NEW YORK MELLON,

AS UK COLLATERAL AGENT

By:	/s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President

[Signature Page to the Third Supplemental Indenture - 6.25% Senior Secured Notes due 2026]